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                                                               EXHIBIT 99 (k)(9)


                           DEBT SECURITIES SUBSCRIPTION AGREEMENT


         THIS DEBT SECURITIES SUBSCRIPTION AGREEMENT dated as of this ____ day of September, 1998, by and between Cuzzano (UK) Company, a special purpose unlimited company incorporated under the laws of England and Wales and domiciled in the United Kingdom (the "U.K. Company"), and NAB Exchangeable Preferred Trust, a business trust created pursuant to the Business Trust Act (the "Delaware Act") of the State of Delaware (Chapter 38, Title 12, of the Delaware Code, 12 Del. C. (Sections 3801 et seq.)) (such trust and the trustees thereof acting in their capacities as such being referred to herein as the "Purchaser").

         WHEREAS, the Purchaser has filed with the Securities and Exchange Commission a registration statement on Form N-2 (File Nos. 333-60719 and 811-08939) and Pre-Effective Amendments Nos. 1 and 2 thereto contemplating the offering (the "Offering") of up to _________ of its Trust Units Exchangeable for Preference Shares-SM- (the "TrUEPrS-SM-"), the terms of which contemplate that the Purchaser will distribute to the Holders of TrUEPrS, upon the occurrence of an Exchange Event, either (i) American Depositary Receipts ("ADRs") evidencing, for each TrUEPrS, one American Depositary Share ("ADS") representing two fully paid non-cumulative preference shares, liquidation preference US$12.50 per share (the "NAB Preference Shares"), issued by National Australia Bank Limited (A.C.N. 004 044 937) ("NAB"), or (ii) cash in an amount of US$25 per TrUEPrS, plus the accrued dividend distributions thereon for the current quarterly dividend period;

         WHEREAS, the Trust has sold 4,000 TrUEPrS (the "Initial TrUEPrS") to ML IBK Positions, Inc. in accordance with the requirements of the Investment Company Act of 1940, as amended;

         WHEREAS, the Purchaser desires to use the proceeds of the Offering and the sale of the Initial TrUEPrS to purchase initially from the U.K. Company US$_________ aggregate principal amount of Mandatorily Redeemable Debt Securities due 2047 (the "Initial Debt Securities") issued by the U.K. Company;

         WHEREAS, the U.K. Company desires to sell the Initial Debt Securities to the Purchaser; and

         WHEREAS, the U.K. Company desires to provide for the further issuance of up to US$_________ aggregate principal amount of Mandatorily Redeemable Debt Securities due 2047 (the "Additional Debt Securities" and together with the Initial Debt Securities, the "Debt Securities") if and only to the extent that the Underwriters exercise their over-allotment option


-------------------
-SM- Service mark of Merrill Lynch & Co., Inc.

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with respect to TrUEPrS granted by the Purchaser pursuant to the Purchase
Agreement (the "Over-Allotment Option").

         NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto hereby agree as follows:

         1.       PURCHASE AND SALE OF THE DEBT SECURITIES

                  1.1 SALE AND ISSUANCE OF THE DEBT SECURITIES. (a) Subject to the terms and conditions of this Agreement, including payment by the U.K. Company of the facility fee referred to in Section 5, the U.K. Company agrees to sell to the Purchaser, and the Purchaser agrees to purchase from the U.K. Company, the Initial Debt Securities issued by the U.K. Company, at a purchase price equal to the aggregate principal amount thereof.

                           (b) Subject to the terms and conditions of this Agreement, on each date on which TrUEPrS are purchased pursuant to the Over-Allotment Option, the U.K. Company agrees to sell to the Purchaser, and the Purchaser agrees to purchase from the U.K. Company, an aggregate principal amount of Additional Debt Securities equal to the product of US$25 and the number of TrUEPrS so purchased for a purchase price equal to the proceeds received by the Trust from the purchase of such TrUEPrS.

                  1.2 CLOSING. The purchase and sale of the Initial Debt Securities shall take place at the offices of Brown & Wood LLP, One World Trade Center, New York, New York 10048 at the Closing Time (as defined in the Purchase Agreement) (such time and date of payment being herein called the "Initial Closing Date").

                  The closing of any issuance of Additional Debt Securities shall take place at the above-referenced offices on the Date of Delivery (as defined in the Purchase Agreement) of the TrUEPrS the purchase of which causes such issuance (each such date, together with the Initial Closing Date, a "Closing Date").

                  On each Closing Date, the U.K. Company shall deliver to the Purchaser a certificate representing the Debt Securities purchased by the Purchaser. Payment for the Debt Securities shall be made on the applicable Closing Date by the Purchaser by wire transfer in immediately available funds.

                  1.3 CONDITIONS TO CLOSING. The obligations of the Purchaser hereunder on each Closing Date are subject to the accuracy of the representations and warranties of the U.K. Company contained in Section 2 hereof or in certificates of any officer of the U.K. Company, delivered pursuant to the provisions hereof, to the performance by the U.K. Company of its obligations hereunder, to the condition that the related purchase of TrUEPrS pursuant to the Purchase Agreement shall have been consummated and to the following further conditions:

                           (a) Opinion of Counsel for the U.K. Company. On each
                  Closing Date, the Purchaser shall have received the favorable opinion, dated as of the applicable


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                  Closing Date, of Linklaters & Paines, U.K. Counsel for the
                  U.K. Company, substantially in the form delivered pursuant to the Purchase Agreement.

                           (b) Opinion of Counsel for the Jersey Subsidiary. On
                  each Closing Date, the Purchaser shall have received the favorable opinion, dated as of the applicable Closing Date, of Michael Voisin & Co., Jersey Counsel for the Jersey Subsidiary, substantially in the form delivered pursuant to the Purchase Agreement.

                           (c) U.K. Company Officers' Certificate. On each
                  Closing Date, the Purchaser shall have received a certificate of the executive officers of the U.K. Company, dated as of the applicable Closing Date, to the effect that (i) the representations and warranties in Section 2 hereof are true and correct and (ii) the U.K. Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the applicable Closing Date.

                           (d) Listing. On the Initial Closing Date, the Debt
                  Securities shall have been approved for listing on the Luxembourg Stock Exchange.

         2. REPRESENTATIONS AND WARRANTIES OF THE U.K. COMPANY. On each Closing Date, the U.K. Company hereby represents and warrants to the Purchaser that:

                  2.1 The U.K. Company has been duly organized and is validly existing as a special purpose unlimited company in good standing under the laws of the United Kingdom and has corporate power and authority to own, lease and operate its properties and to conduct its business and to enter into and perform its obligations under this Agreement and each of the Jersey Preference Shares Subscription Agreement, dated September __, 1998, between the U.K. Company and the Jersey Subsidiary, the U.K. Company Ordinary Shares Subscription Agreement, to be dated September __, 1998, between the U.K. Company and the Jersey Holding Company, the Jersey Subsidiary Ordinary and Nominal Shares Purchase Agreement, to be dated September __, 1998, between the U.K. Company and the Jersey Holding Company ("Jersey Subsidiary Ordinary and Nominal Shares Purchase Agreement"), the Management Agreement and General Administration Agreement, to be dated September __, 1998, between the U.K. Company and Volaw Trust and Corporate Services Limited, the Jersey Preference Shares Security and Pledge Agreement, the ADRs Security and Pledge Agreement, the U.K. Company Reimbursement Agreement, the Expense and Indemnity Agreement and the other agreements or instruments to which the U.K. Company is a party (the "Fundamental U.K. Company Agreements"); and the U.K. Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business;

                  2.2 The U.K. Company owns 49% of the outstanding ordinary shares of Cuzzano (Investments) Limited (the "Jersey Subsidiary"); the Jersey Subsidiary has been duly organized and is validly existing as a corporation in good standing under the laws of Jersey, the Channel Islands, has corporate power and authority to own, lease and operate

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         its properties and to conduct its business and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business; all of the issued and outstanding capital stock of the Jersey Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the U.K. Company free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; and none of the outstanding shares of capital stock of the Jersey Subsidiary was issued in violation of any preemptive or similar rights arising by operation of law, or under the charter or by-laws thereof, or under any agreement or instrument to which the Jersey Subsidiary is a party;

                  2.3 The Debt Securities have been duly authorized and, when issued and delivered against payment of the purchase price therefor, will be duly executed and delivered by the U.K. Company to the Purchaser and will constitute valid and binding obligations of the U.K. Company entitled to the benefits and enforceable against the U.K. Company in accordance with their terms, except as the enforcement of rights and remedies may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws now or hereafter in effect relating to creditors' rights, and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

                  2.4 This Agreement has been duly and properly executed and delivered by the U.K. Company and constitutes a legal, valid and binding agreement of the U.K. Company enforceable against the U.K. Company in accordance with its terms, except as the enforcement of rights and remedies may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws now or hereafter in effect relating to creditors' rights, and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

                  2.5 Neither the U.K. Company nor the Jersey Subsidiary is in violation of its memorandum or articles of association or other organizational document or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which it is a party or by which it may be bound, or to which any of its property or assets is subject (collectively, "Agreements and Instruments"); the execution, delivery and performance of this Agreement and the Fundamental U.K. Company Agreements and the consummation of the transactions contemplated herein and therein and compliance by the U.K. Company with its obligations thereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or a Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the U.K. Company or the Jersey Subsidiary pursuant to the Agreements and Instruments; nor will such action result in any violation of the provisions of the respective memorandum and articles of association, charter, by-laws or other organizational documents of the U.K. Company or the Jersey Subsidiary, or any applicable treaty, law, statute, rule, regulation, judgment, order, writ or decree of any


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         government, government instrumentality, stock exchange authority or court, domestic or foreign, having jurisdiction over the U.K. Company or the Jersey Subsidiary or any of their assets or properties (other than any state securities or "blue sky" law, statute, rule or regulation, as to which no representation or warranty is made); as used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the U.K. Company or the Jersey Subsidiary;


                  2.6 There is no action, suit, proceeding, inquiry or investigation before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the U.K. Company, threatened, against or affecting the U.K. Company or the Jersey Subsidiary;

                  2.7 No declaration or filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency or any stock exchange authority, domestic or foreign, is necessary or required for the execution, delivery or performance by the U.K. Company of this Agreement, the Fundamental U.K. Company Agreements or the consummation by the U.K. Company of the transactions contemplated herein and therein, except such as have been already obtained or as may be required under the Securities Act of 1933, as amended (the "Securities Act"), or the rules and regulations promulgated thereunder or state securities laws;

                  2.8 Neither the U.K. Company nor the Jersey Subsidiary is in violation of any law, ordinance, governmental rule or regulation or administrative or court order or decree to which the U.K. Company or the Jersey Subsidiary is subject; the U.K. Company and the Jersey Subsidiary possess such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, and are in compliance with the terms and conditions of all such Governmental Licenses; all of the Governmental Licenses are valid and in full force and effect; and neither the U.K. Company nor the Jersey Subsidiary has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses;

                  2.9 Except for the rights of the Purchaser, the Collateral Agent and the Jersey Subsidiary under the Jersey Preference Shares Security and Pledge Agreement and the ADRs Security and Pledge Agreement, the U.K. Company has all right, title and interest in and to the Jersey Preference Shares and the ADSs representing the NAB Preference Shares pledged by it under the Jersey Preference Shares Security and Pledge Agreement and the ADRs Security and Pledge Agreement, respectively, free and clear of all Liens (as defined in each of the Jersey Preference Shares Security and Pledge Agreement and the ADRs Security and Pledge Agreement) (other than the Lien created by such agreements and any Lien created by the Purchaser) and Transfer Restrictions (as defined in each of the Jersey Preference Shares Security and Pledge Agreement and the ADRs Security and Pledge Agreement) (other than Transfer Restrictions created by such


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         agreements and Transfer Restrictions created by the Purchaser), and has the right, power and authority to pledge and has legally and validly pledged such Jersey Preference Shares as provided in the Jersey Preference Shares Security and Pledge Agreement and validly hypothecated its security interest in the ADRs representing the NAB Preference Shares to the Trust as provided in the ADRs Security and Pledge Agreement;

                  2.10 no stamp duty or similar tax or duty is payable under applicable laws or regulations of the United Kingdom in connection with the creation, issuance, delivery, of, or the performance by the U.K. Company under, the Debt Securities or with respect to the execution, delivery and performance by the parties thereto of this Agreement and the Fundamental U.K. Company Agreements;

                  2.11 Payments made by the U.K. Company under the Debt Securities will not be subject under the current laws of the United Kingdom or any political subdivision thereof to any withholdings or similar charges for or on account of taxation;

                  2.12 (a) The choice of the laws of the State of New York as the governing law of this Agreement and each of the Fundamental U.K. Company Agreements (other than as set forth in the Jersey Preference Shares Security and Pledge Agreement) and (b) the choice of the laws of Jersey, the Channel Islands as the governing law of the Jersey Preference Shares Security and Pledge Agreement (to the extent necessary to ensure that the security interest created thereunder is enforceable under Jersey law), in each case, is a valid choice of law under the laws of the United Kingdom and any political subdivision thereof and courts of the United Kingdom should honor the applicable choice of law; the U.K. Company has the power to submit and pursuant to this Agreement and the Fundamental U.K. Company Agreements has legally, validly, effectively and irrevocably submitted to the non-exclusive personal jurisdiction of the State or Federal court in the Borough of Manhattan, City and State of New York in any suit, action or proceeding against it arising out of or related to any of such agreements or with respect to its obligations, liabilities or any other matter arising out of or in connection with the sale of the Debt Securities by the U.K. Company to the Purchaser under this Agreement and has validly and irrevocably waived any objection to the venue of a proceeding in any such court; and has the power to designate, appoint and empower and pursuant to Section 6.7 of this Agreement has legally, validly, effectively and irrevocably designated, appointed and empowered an agent for service of process in any suit or proceeding based on or arising under this Agreement in any federal or state court in the State of New York;

                  2.13 Any final judgment for a fixed or readily calculable sum of money rendered by any court of the State of New York or of the United States located in the State of New York having jurisdiction under its own domestic laws in respect of any suit, action or proceeding against the U.K. Company based upon any instruments or agreements entered into for the consummation of the transactions contemplated herein would be declared enforceable against the U.K. Company by the courts of the United Kingdom without reexamination, review of the merits of the cause of action in respect of which the original judgment was given or relitigation of the matters adjudicated upon or payment of any stamp, registration or similar tax or duty, provided that (A) the judgment is consistent with public policy in the United Kingdom and any relevant political


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         subdivision, (B) the judgment was not given or obtained by fraud or in a manner contrary to natural justice, (C) the judgment was not based on a clear mistake of law or fact, (D) the judgment was not directly or indirectly for the payment of taxes or other charges of a like nature or of a fine or other penalty, and (E) the judgment is for a fixed sum; and the U.K. Company is not aware of any reason why the enforcement in the United Kingdom of such a judgment in respect of any of the instruments or agreements executed for consummation of the transactions contemplated herein would be contrary to public policy in the United Kingdom or any political subdivision thereof; and

                  2.14 It is not necessary under the laws of the United Kingdom or any political subdivision thereof or authority or agency therein in order to enable the Purchaser to enforce its rights under the Debt Securities, this Agreement and each of the Fundamental U.K. Company Agreements, as the case may be, that it should, as a result solely of its holding of the Debt Securities, be licensed, qualified or otherwise entitled to carry on business in the United Kingdom or any political subdivision thereof or authority or agency therein; the Debt Securities, this Agreement and each of the Fundamental U.K. Company Agreements are in proper legal form under the laws of the United Kingdom and any political subdivision thereof or authority or agency therein for the enforcement thereof against the U.K. Company therein; and it is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of the Debt Securities or any of this Agreement and each of the Fundamental U.K. Company Agreements in the United Kingdom or any political subdivision thereof or authority or agency therein that any of them be filed or recorded or enrolled with any court, authority or agency in, or that any stamp, registration or similar taxes or duties be paid to any court, authority or agency of the United Kingdom or any political subdivision thereof.

         3. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. On each Closing Date, the Purchaser hereby represents and warrants to the U.K. Company that:

                  3.1 The Purchaser is a validly existing business trust under the Delaware Act and has full power and authority to execute and deliver this Agreement and to perform and observe the provisions hereof, except as performance may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws now or hereafter in effect relating to creditors' rights, and general principles of equity (regardless of whether the enforceability of such performance is considered in a proceeding in equity or at law);

                  3.2 The execution, delivery and performance of this Agreement by the Purchaser do not contravene any requirement of law or any material transactional restriction or material agreement binding on or affecting the Purchaser or any of its assets;

                  3.3 This Agreement has been duly and properly executed and delivered by the Purchaser and constitutes a legal, valid and binding agreement of the Purchaser enforceable against the Purchaser in accordance with its terms, except as the enforcement of rights and remedies may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws now or hereafter in effect relating to creditors' rights,


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         and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

                  3.4 No declaration or filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the execution, delivery or performance by the Purchaser of this Agreement or the consummation by the Purchaser of the transactions contemplated herein and therein, except such as have been already obtained or as may be required under the Securities Act or the rules and regulations promulgated thereunder or state securities laws.

                  3.5 This Agreement is made by the U.K. Company with the Purchaser in reliance upon the Purchaser's representation to the U.K. Company, which by the Purchaser's execution of this Agreement the Purchaser hereby confirms, that the Debt Securities are being acquired for investment for the Purchaser's own account, and not as a nominee or agent and not with a view to the resale or distribution by the Purchaser of any of the Debt Securities, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the Debt Securities, in either case in violation of any securities registration requirement under applicable law, but subject nevertheless, to any requirement of law that the disposition of its property shall at all times be within its control. By executing this Agreement, the Purchaser further represents that the Purchaser does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Debt Securities;

                  3.6 The Purchaser acknowledges that it can bear the economic risk of the investment for an indefinite period of time and has such knowledge and experience in financial and business matters (and particularly in the business in which the U.K. Company operates) as to be capable of evaluating the merits and risks of the investment in the Debt Securities. The Purchaser is an "accredited investor" as defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the "Securities Act").

                  3.7 The Purchaser understands that the Debt Securities are characterized as "restricted securities" under the United States securities laws inasmuch as they are being acquired from the U.K. Company in a transaction not involving a public offering and that under such laws and applicable regulations such Debt Securities may be resold without registration under the Securities Act only in certain circumstances. In this connection, the Purchaser represents that it understands the resale limitations imposed by the Securities Act and is generally familiar with the existing resale limitations imposed by Rule 144.

                  3.8 The Purchaser further agrees not to make any disposition directly or indirectly of all or any portion of the Debt Securities unless and until:


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                           (a) There is then in effect a registration statement
                  under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

                           (b) The Purchaser shall have furnished the U.K.
                  Company with an opinion of counsel, reasonably satisfactory to the U.K. Company, that such disposition will not require registration of such Debt Securities under the Securities Act.

                  Notwithstanding the provisions of subsections (a) and (b) above, no such registration statement or opinion of counsel shall be necessary for a transfer by the Purchaser to any affiliate of the Purchaser, if the transferee agrees in writing to be subject to the terms hereof to the same extent as if it were the original Purchaser hereunder.

                  3.9 It is understood that the certificate evidencing the Debt Securities may bear either or both of the following legends:

                           (a) "These securities have not been registered under
                  the Securities Act of 1933, as amended. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or an opinion of counsel reasonably satisfactory to the Trustees of NAB Exchangeable Preferred Trust that such registration is not required."

                           (b) Any legend required by the laws of any other
                  applicable jurisdiction.

                  The Purchaser and the U.K. Company agree that the legend contained in the paragraph (a) above shall be removed at the holder's request when it is no longer necessary to ensure compliance with federal securities laws.

4.       COVENANTS OF THE U.K. COMPANY

                  The U.K. Company agrees that, during the term of this Agreement and for so long as the TrUEPrS remain outstanding, the U.K. Company will not (i) sell or otherwise transfer the ordinary shares of the Jersey Subsidiary owned by it to any person (other than pursuant to, and in accordance with the terms of, the Jersey Ordinary Share Purchase Agreement) or (ii) commence a proceeding for an order that the Jersey Subsidiary be wound up or for the appointment of a provisional liquidator, liquidator, administrator, controller or similar official in respect of the Jersey Subsidiary or all or substantially all of its property and it will (x) use its best efforts to prevent the issuance of any other order to wind up the Jersey Subsidiary or any other appointment of a provisional liquidator, liquidator, administrator, controller or similar official in respect of the Jersey Subsidiary or all or substantially all of its property and (y) exercise its voting rights to ensure that:

                  (a) the Jersey Subsidiary will not change its Memorandum and Articles of Association (unless such change has been consented to by the record holders of more than 50% of the TrUEPrs or, in the opinion of


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                           competent legal counsel selected by the Trust, such
                           change would not have a material adverse impact on the rights of the holders of the TrUEPrS and, in either case, will not cause an Exchange Event to occur);

                  (b) the Jersey Subsidiary will not change its business purpose (as specified in its Memorandum and Articles of Association); and

                  (c) (i) the Jersey Subsidiary will not commence a proceeding for an order that the Jersey Subsidiary be wound up or for the appointment of a provisional liquidator, liquidator, administrator, controller or similar official in respect of the Jersey Subsidiary or all or substantially all of its property; and (ii) the Jersey Subsidiary will use its best efforts to prevent the issuance of any other order that the Jersey Subsidiary be wound up or any appointment of a provisional liquidator, liquidator, administrator, controller or similar official in respect of the Jersey Subsidiary or all or substantially all of its property.

5.       PAYMENT OF FACILITY FEE.

         The U.K. Company hereby agrees to pay to the Purchaser on the Initial Closing Date a facility fee in the amount of US $________ in connection with the payment of the organizational costs of the Purchaser and the costs associated with the registration of the TrUEPrS and the Offering.

6.       MISCELLANEOUS

         6.1 CAPITALIZED TERMS. Capitalized terms used but not defined herein shall have the meanings set forth in the Amended and Restated Trust Agreement, dated as of September 10, 1998, among the Trustees of the Purchaser, Samir A. Gandhi, as depositor, ML IBK Positions, Inc., as Sponsor, and the Holders of the TrUEPrS.

         6.2 ENTIRE AGREEMENT. This Agreement contains the entire agreement among the parties with respect to the matters contained herein and supersedes all prior agreements or understandings. No amendment or modification of this Agreement shall be valid unless the amendment or modification is in writing and is signed by all parties to this Agreement.

         6.3 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

         6.4 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE.


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

         6.5 LIMITATION ON LIABILITY OF THE PURCHASER. Notwithstanding anything to the contrary contained herein, no recourse shall be had, whether by levy or execution or otherwise, for any claim based on this Agreement or in respect hereof against any incorporator, shareholder or affiliate of the Purchaser or the Trustees, the Administrator, the Custodian or the Paying Agent or any predecessor, successor or affiliate of the Purchaser and of the aforesaid persons, or any of their assets, or against any principal, partner, incorporator, shareholder, officer, director, agent or employee of any of the aforesaid persons, under any rule of law, equitable principle, statute or constitution, or by the enforcement of any assessment or penalty, or otherwise, nor shall any of such persons be personally liable for any such amounts or claims, or liable for any deficiency judgment based thereon or with respect thereto, and that all such liability of the aforesaid persons is expressly waived and released as a condition of, and as consideration for, the execution of this Agreement by the Purchaser. Notwithstanding the foregoing, it is understood that the Purchaser shall not be liable for any loss, damages, cost, liability or claim based on this Agreement or in respect hereof or any expense (including the reasonable costs of investigation, preparation for and defense of legal and/or administrative proceedings related to a claim against it and reasonable attorneys' fees and disbursements) incurred in connection with any such loss, damages, cost, liability or claim in an amount in excess of the amount received by the Purchaser under the Trust Expense Agreement and the Expense and Indemnity Agreement in connection with such loss, damages, cost, liability or claim. Notwithstanding anything to the contrary contained herein, nothing in this Section shall be construed to affect or limit the Purchaser's obligations under this Agreement.

         6.6 LIMITATION ON LIABILITY OF THE U.K. COMPANY. Notwithstanding anything to the contrary contained herein, no recourse shall be had, whether by levy or execution or otherwise, for any claim based on this Agreement or in respect hereof against any incorporator, shareholder, officer, director, agent or employee of the U.K. Company or any predecessor, successor or affiliate of the U.K. Company, or any of their assets, under any rule of law, equitable principle, statute or constitution, or by the enforcement of any assessment or penalty, or otherwise, nor shall any of such persons be personally liable for any such amounts or claims, or liable for any deficiency judgment based thereon or with respect thereto, and that all such liability of the aforesaid persons is expressly waived and released as a condition of, and as consideration for, the execution of this Agreement by the U.K. Company. Notwithstanding the foregoing, it is understood that the U.K. Company shall not be liable for any loss, damages, cost, liability or claim based on this Agreement or in respect hereof or any expense (including the reasonable costs of investigation, preparation for and defense of legal and/or administrative proceedings related to a claim against it and reasonable attorneys' fees and disbursements) incurred in connection with any such loss, damages, cost, liability or claim in an amount in excess of the amount received by the U.K. Company under the Expense and Indemnity Agreement in connection with such loss, damages, cost, liability or claim. Notwithstanding anything to the contrary contained herein, nothing in this Section shall be construed to affect or limit the U.K. Company's obligations under this Agreement.

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

         6.7 CONSENT TO JURISDICTION. The U.K. Company agrees that any legal suit, action or proceeding brought by the Purchaser or by any person controlling the Purchaser, arising out of or based upon this Agreement may be instituted in any State or Federal court in the Borough of Manhattan, City and State of New York, and, to the fullest extent permitted by law, waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the non-exclusive jurisdiction of such court in any suit, action or proceeding. The U.K. Company has appointed CT Corporation System as its authorized agent (the "Authorized Agent") upon which process may be instituted in any State or Federal court in the Borough of Manhattan, City and State of New York by the Purchaser and expressly accepts the jurisdiction of any such court in respect of such action. Such appointment shall be irrevocable unless and until a successor authorized agent, located or with an office in the Borough of Manhattan, City and State of New York, shall have been appointed by the U.K. Company and such appointment shall have been accepted by such successor authorized agent. The U.K. Company represents and warrants that CT Corporation System has agreed to act as said agent for service of process, and agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to the U.K. Company shall be deemed, in every respect, effective service of process upon the U.K. Company.

         6.8 JUDGMENT CURRENCY. The U.K. Company hereby agrees to indemnify the Purchaser against any loss incurred by the Purchaser as a result of any judgment or order being given or made for any amount due hereunder and such judgment or order being expressed and paid in a currency (the "Judgment Currency") other than U.S. dollars and as a result of any variation as between (i) the rate of exchange at which the U.S. dollar amount is converted into the Judgment Currency for the purpose of such judgment or order, and (ii) the rate of exchange at which the Purchaser would have been able to purchase U.S. dollars with the amount of the Judgment Currency actually received by the Purchaser had the Purchaser utilized such amount of Judgment Currency to purchase U.S. dollars as promptly as practicable upon the receipt thereof. The foregoing indemnity shall constitute a separate and independent obligation of the U.K. Company and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term "rate of exchange" shall include an allowance for any customary or reasonable premium and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

         6.9 WAIVER OF IMMUNITIES. To the extent that the U.K. Company or any of its properties, assets or revenues may have or may hereafter become entitled to, or have attributed to it, any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from set-off or process, from attachment upon or prior to judgment, from attachment in aid of execution of judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any jurisdiction in which proceedings may at any time be commenced, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement, hereby irrevocably and


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

unconditionally, to the extent permitted by applicable law, waives, and agrees not to plead or claim, any such immunity and consents to such relief and enforcement.

         6.10 NOTICES. All notices, demands, reports, statements, approvals or consents given by any party under this Agreement shall be directed as follows (or to such other address for a particular party as shall be specified by such party in a like notice given pursuant to this Section 6.10):

         The Trust:                 NAB Exchangeable Preferred Trust
                                    c/o Puglisi & Associates
                                    850 Library Avenue, Suite 204
                                    Newark, Delaware 19715
                                    (302) 738-7210
                                    Attention:  Donald J. Puglisi

         The U.K. Company:          Cuzzano (UK) Company
                                    One Silk Street
                                    London EC2Y 8HQ
                                    England
                                    Telecopier:  44-171-456-2222
                                    Attention:  Company Secretary


         Except as otherwise specifically provided herein, all notices and other communications provided for hereunder shall be in writing and shall be deemed to have been duly given if either (i) personally delivered (including delivery by courier service or by Federal Express or any other nationally recognized overnight delivery service for next day delivery) to the offices set forth above, in which case they shall be deemed received on the first Business Day by which delivery shall have been made to said offices, (ii) transmitted by any standard form of telecommunication to the offices set forth above, in which case they shall be deemed received on the first Business Day by which a standard confirmation that such transmission occurred is received by the transmitting party (unless such confirmation states that such transmission occurred after 5:00 P.M. on such first Business Day, in which case delivery shall be deemed to have been received on the immediately succeeding Business Day), or (iii) sent by certified mail, return receipt requested to the offices set forth above, in which case they shall be deemed received when receipted for unless acknowledgment of receipt is refused (in which case delivery shall be deemed to have been received on the first Business Day on which such acknowledgment is refused).



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


                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                              NAB EXCHANGEABLE PREFERRED TRUST





                              By
                                 --------------------------------------------
                                       Donald J. Puglisi, as Managing Trustee



                              CUZZANO (UK) COMPANY





                              By
                                 --------------------------------------------
                                       Name:
                                       Title:



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